UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2007

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Port Westward Generating Plant – Update

The in service date for the Port Westward Generating Plant (Port Westward), a 400 MW natural gas-fired facility under construction in Clatskanie, Oregon, has been delayed from late April 2007 to June 2007. The delay results from the discovery by the construction contractor of damaged blades in the compressor section of the gas turbine that were found during the testing of the plant. The delay will allow the construction contractor to make repairs, conduct additional inspections, and perform an analysis to determine the origin of the damage. Inspection and repair costs will be borne by the contractor under the fixed price contract with Portland General Electric Company (PGE or the Company).

During the delay, the Company will continue to capitalize Allowance for Funds Used During Construction (AFDC) as well as internal costs related to the project. The procurement contracts contain provisions that will substantially offset these additional costs. The total estimated cost of the plant is now expected to be between $280 million and $290 million, including AFDC.

Based on current power market conditions, PGE expects the delay will not have a material effect on its power costs for the expected delay period.

In January 2007, the Public Utility Commission of Oregon (OPUC) issued a rate order approving a 2.8% increase related to the cost recovery of Port Westward, to become effective when the plant goes into service. The OPUC also established a process for re-examining the Port Westward rate increase if the plant’s in service date is on or after May 2, 2007. The OPUC staff and intervenors will have 15 days from the in service date to determine whether there is new information that requires a re-examination of PGE's costs in rates. PGE expects that new rates for Port Westward will go into effect once the plant is placed in service.

Information Regarding Forward-Looking Statements

This current report includes forward-looking statements. Portland General Electric Company based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including matters and events related to the completion of the Port Westward Generating Plant, actions by the OPUC, and changes in power market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	April 19, 2007	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

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